SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 28, 1996


                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                    0-19278              13-3357370
       --------                    -------              ----------
 (State or other jurisdiction    (Commission          (IRS Employer
     of incorporation)           File Number)          Identification)



        51 James Way, Eatontown, New Jersey                07724
----------------------------------------------------------------
         (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    (908) 542-2800




          (Former name or former address, if changed since last report)

Item 5.  Other Events
-------  ------------


                  Osteotech, Inc. (the "Company") is restructuring its operations in Leiden, The Netherlands to focus the Company's entire efforts on building its current revenue producing ceramic and titanium plasma spray coating services and ceramic powders and products. As a result of this restructuring, the Company will immediately discontinue investing in its long-term PolyActive(Trademark) polymer research and development program, which includes the development of an adhesion barrier product and an artificial skin product. OsteoActive(Trademark) Bone Void Filler, the lead product from the polymer research and development program, will also be discontinued. This determination has resulted in cessation of all marketing efforts as well as clinical trials which were initiated to pursue a Council of Europe designation. Since its market introduction, the only revenue derived from OsteoActive has been from stocking orders to distributors in the third quarter of 1996, which have been previously reserved, totaling approximately $48,500.

                  Other than OsteoActive stocking orders and annual polymer research and development grant revenues of approximately $600,000, the restructuring of The Netherlands operations will have no impact on the Company's revenue base but will result in the reduction of expenses in excess of $1 million annually. As a result, the Company's original goal to turn foreign operations profitable during the second half of 1997 should be accelerated with the expectation that these operations will become profitable during the first half of 1997.

                  Since the Company's acquisition of The Netherlands operations in May, 1992, these operations have incurred pretax losses in each year, including a loss of $1,384,000 in the year ended December 31, 1995 and a pretax loss of $721,000 in the six month period ended June 30, 1996. These losses have been a burden on the Company's consolidated earnings. Moreover, since the Company cannot take these losses into account when determining its consolidated tax provisions until such time as The Netherlands operations report a pretax profit, the Company has been reporting unusually high effective tax rates, which in the six months ended June 30, 1996 was 72.5%. As these operations move toward profitability due to the restructuring, the Company's effective tax rate will move toward a more normal 40% level. Additionally, when these operations become profitable, the Company will recognize the benefit of approximately $8 million in net operating losses accumulated since the acquisition and will begin to utilize these losses to offset future tax liabilities when it files its tax returns.

                  As a result of the restructuring of its foreign operations, the Company expects to record a pretax restructuring charge in its fourth quarter of 1996 of approximately $1,350,000. For the full year ending December 31, 1996, the Company still anticipates reporting a pretax profit (excluding the restructuring charges) in excess of the $1,653,000 pretax profit reported in 1995, before unusual items.

                  Certain of the statements contained in each paragraph of this Form 8-K, with the exception of the first paragraph, that are not historical facts, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the recording of a restructuring charge less than or greater than the charge indicated in the fourth paragraph above, the timely development, launch and acceptance of new products, the continued acceptance and growth of recently launched products, the impact of competitive products and other risks and uncertainties detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 1995 and Form 10-Qs for each of the first three quarters of 1996) filed with the Securities and Exchange Commission.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 30, 1996


                                                           OSTEOTECH, INC.
                                                           ---------------
                                                            (Registrant)


                                              By:       /S/ MICHAEL J. JEFFRIES
                                                      Michael J. Jeffries
                                                      Executive Vice President,
                                                      Chief Financial Officer
                                                      and Secretary

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